UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 1.01 Entry into a Material Definitive Agreement.

PolarityTE, Inc. (the “Company”), has operated since May 2018 a preclinical research and veterinary sciences business through its indirect subsidiary IBEX Preclinical Research, Inc. (“IBEX”). Utah CRO Services, Inc., a Nevada corporation (“Utah CRO”), is a direct subsidiary of the Company. Utah CRO holds all the outstanding capital stock of IBEX (the “IBEX Shares”). Utah CRO also holds all the member interest of IBEX Property LLC, a Nevada limited liability company (“IBEX Property”), that owns two unencumbered parcels of real property in Cache County, Utah, consisting of approximately 1.75 combined gross acres of land, together with the buildings, structures, fixtures, and personal property located at 1072 West RSI Drive, Logan, Utah (the “Property”), which is leased by IBEX Property to IBEX for IBEX to conduct its preclinical research and veterinary sciences business.

On April 14, 2022, Utah CRO entered into that certain Stock Purchase Agreement (the “Stock Agreement”) with JP Lawrence Biomedical, Inc., a Delaware corporation (“Buyer”), pursuant to which Utah CRO will sell all the outstanding IBEX Shares to Buyer in exchange for an unsecured promissor note in the principal amount of $400,000 bearing simple interest at the rate of 10% per annum payable interest only on a quarterly basis and all principal and remaining accrued interest due on the five-year anniversary of the closing of the sale of the IBEX Shares to Buyer. Furthermore, on April 14, 2022, IBEX Property entered into that certain Real Estate Purchase and Sale Agreement (the “Real Estate Agreement”) with JP Lawrence Land and Building LLC, a Utah limited liability company (“Purchaser”) pursuant to which IBEX Property will sell to Purchaser the Property at a gross purchase price of $2.8 million payable in cash at closing of the transaction. As proposed, the closing for the transactions contemplated by the Stock Agreement and the Real Estate Agreement will occur simultaneously. If the proposed transactions close, the effect will be the divestiture of the preclinical research and veterinary sciences business the Company has conducted through its indirect subsidiaries since May 2018, and the Company will receive gross proceeds of $2.8 million before closing costs and related transaction expenses.

The closing of the transactions described above are subject to a number of risks and uncertainties including, but not limited to, the following:

●	Completion of the Purchaser’s diligence and title review of the Property pursuant to the Real Estate Agreement; and

●	Satisfaction of all closing conditions for the Stock Agreement and Real Estate Agreement, including the Purchaser obtaining financing for the purchase the Property, and closing on the transactions contemplated by the Stock Agreement and Real Estate Agreement.

Consequently, there is no assurance the Company and its subsidiaries will be successful in closing the transactions described above.

The foregoing description of the terms and conditions of the Stock Agreement and Real Estate Agreement are not complete and are in all respects subject to the actual provisions of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

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Disclosure Regarding Forward-Looking Statements

Statements that are not historical facts contained in this report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements involve risks and uncertainties that could cause actual results to differ from projected results. The words “anticipate,” “goal,” “seek,” “project,” “strategy,” “future,” “likely,” “may,” “should,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend” and similar expressions and references to future periods, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. The Company cannot give any assurance that its expectations will be realized.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement between Utah CRO Services, Inc., and JP Lawrence Biomedical, Inc., dated April 14, 2022
10.2	Real Estate Purchase and Sale Agreement between IBEX Property LLC, and JP Lawrence Land and Building LLC, dated April 14, 2022
104	Cover Page Interactive Data File, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: April 18, 2022	/s/ Jacob Patterson
Jacob Patterson
Chief Financial Officer

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